AMENDMENT NUMBER 2

         This AMENDMENT NUMBER 2 (this "Amendment") to the SECURITIES PURCHASE AGREEMENT dated as of September 30, 1998 among between True Temper Corporation and the Purchaser (the "Securities Purchase Agreement"), the Debt Registration Rights Agreement dated as of September 30, 1998 among True Temper Corporation and the Purchaser (the "Debt Registration Rights Agreement") and the Escrow Agreement dated as of September 30, 1998 among True Temper Corporation, the Purchaser and Snoga, Inc. (the "Escrow Agreement"), each as amended by Amendment Number 1 thereto, dated as of September 29, 1999 ("Amendment Number 1") is dated as of October 19, 1999. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Securities Purchase Agreement.

         The parties wish to amend the Securities Purchase Agreement, the Debt Registration Rights Agreement and the Escrow Agreement, each as amended by Amendment Number 1, and hereto agree as follows:

               1. FEES. Section 2.03(b) of the Securities Purchase Agreement, as amended by Amendment Number 1, is hereby amended by deleting therein the words "October 31, 1999" in their entirety and replacing them with "June 30, 2000" so that Section 2.03(b) of the Securities Purchase Agreement is restated as follows:

                    "(b) On June 30, 2000, the Company shall pay the Purchaser the Extension Fee."

               2. INTEREST. (a) Section 2.05(c) of the Securities Purchase Agreement, as amended by Amendment Number 1, is hereby amended by deleting such
Section in its entirety and replacing it with the following so that Section 2.05(c) of the Securities Purchase Agreement is restated as follows:

                    "(c) (1) The interest rate applicable to each Note for the period commencing on October 1, 1999 and ending on December 31, 1999, shall be a floating rate per annum equal to the sum of (A) the Prime Rate in effect from time to time plus (B) 4.00%; PROVIDED, that if the principal amount of, and accrued and unpaid interest, if any, on such
          Note is not paid in full as of or prior to December 31, 1999, then the interest rate applicable to each Note for such period shall be a floating rate per annum equal to greatest of (i) the sum of (A) the Prime Rate in effect from time to time plus (B) 4.00%, (ii) the sum of
          (A) the Treasury Rate plus (B) 7.00% and (iii) the sum of (A) the DLJ High Yield Composite Index plus (B) 3.00%.



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                    (2) The interest rate applicable to each Note for the period commencing on January 1, 2000 and ending on March 31, 2000, shall be a floating rate per annum equal to the sum of (A) the Prime Rate in effect from time to time plus (B) 4.50%; PROVIDED, that if the principal amount of, and accrued and unpaid interest, if any, on such
          Note is not paid in full as of or prior to March 31, 2000, then the interest rate applicable to each Note for such period shall be 17.00%.

                    (3) The interest rate applicable to each Note for the period commencing on April 1, 2000 and ending on June 30, 2000, shall be a floating rate per annum equal to the sum of (A) the Prime Rate in effect from time to time plus (B) 5.00%; PROVIDED, that if the principal amount of, and accrued and unpaid interest, if any, on such
          Note is not paid in full as of or prior to June 30, 2000, then the interest rate applicable to each Note for such period shall be 17.00%.

                    (4) If the principal amount of, and accrued and unpaid interest, if any, on any Note is not paid in full as of or prior to June 30, 2000, then such Note shall accrete an additional amount of interest equal to the difference between (A) the amount of interest which would have accrued on such Note had the interest rate applicable to such Note for the period commencing on October 1, 1999 and ending on June 30, 2000 been equal to 17.00% and (B) the amount of interest actually accrued on such Note.

                    (5) The interest rate applicable to each Note commencing on June 30, 2000 shall be a floating rate per annum equal to greatest of
          (i) the sum of (A) the Prime Rate in effect from time to time plus (B) 4.00%, (ii) the sum of (A) the Treasury Rate plus (B) 7.00%, (iii) the sum of (A) the DLJ High Yield Composite Index plus (B) 3.00%, and (iv) the sum of (A) the interest rate applicable to such Note on the day immediately preceding June 30, 2000 plus (B) .50%, in each case, increasing by .50% on each Interest Payment Date thereafter until the date the principal amount of, and accrued and unpaid interest on, if any, such Note is paid in full."

          (b) Section 2.05(d) of the Securities Purchase Agreement, as amended by Amendment Number 1, is hereby amended by deleting therein each occurrence of the words "Ocotber 31, 1999" in their entirety and replacing them with "June 30, 2000" so that Section 2.05(d) of the Securities Purchase Agreement is restated as follows:

                    "(d) In addition to any adjustments to the Interest Rate set forth in subsections (b) and (c) of this Section 2.05, if, pursuant to the terms of the Debt Registration Rights Agreement, a Shelf Registration with respect to the Notes either (i) has not been filed with the Commission on or prior to the 90th day following June 30, 2000 or (ii) has not been declared effective by the Commission on or prior to the 180th day following June 30, 2000, then the Company shall pay liquidated damages thereafter of $.192 per week per $1,000 principal amount of Notes outstanding until the date on which the Shelf Registration is declared effective by the Commission. Following the effectiveness of the Shelf Registration, the Company shall also pay such liquidated damages beginning on the first date on which such Shelf Registration ceases to remain effective and shall continue at such increased interest rate until such Shelf Registration is again declared effective by the Commission."


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          (c) Section 2.05(e) of the Securities Purchase  Agreement,  as amended by Amendment Number 1, is hereby amended by deleting therein the words October 31, 1999" in their entirety and replacing them with "June 30, 2000" so that
Section 2.05(e) of the Securities Purchase Agreement is restated as follows:

                    "(e) The Purchaser may, on June 30, 2000, fix the interest rate on the Notes at a rate to be determined by the Purchaser in its sole discretion provided that such rate shall not exceed seventeen percent (17.00%)."

               3. Shelf Registration. Section 3 of the Debt Registration Rights Agreement, as amended by Amendment Number 1, is hereby amended by deleting therein the words "October 31, 1999" in their entirety and replacing them with "June 30, 2000" so that Section 3 of the Debt Registration Rights Agreement is restated as follows:

          "3. SHELF REGISTRATION. The Registrants shall file, and shall use their best efforts to cause to become effective a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") on or as soon as practicable after June 30, 2000 in order to permit registered resales of all of the Registrable Securities. Subject to the last paragraph of Section 6, the Registrants agree to use their best efforts thereafter to keep such Shelf Registration continuously effective, and to prevent the happening of any event of the kind described in Section 6(c) hereof that requires the Registrants to give notice pursuant to the last paragraph of Section 6 hereof, until such time as all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration or have been otherwise redeemed in full by the Company."

               4. RELEASE OF WARRANTS. Section 2 of the Escrow Agreement, as amended by Amendment Number 1, is hereby amended by deleting therein each occurrence of the words "October 31, 1999" in their entirety and replacing them with "June 30, 2000" so that Section 2 of the Escrow Agreement is restated as follows (with the defined term "First Anniversary Date" now being used to refer to June 30, 2000):

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         "2.      RELEASE OF WARRANTS.

                    (a) If Notes remain outstanding on June 30, 2000 (the "FIRST ANNIVERSARY DATE") and, so long as Notes remain outstanding, and if the Escrow Agent shall have received written notice in the form of Exhibit A hereto from the Majority Holders (as such term is defined in the Securities Purchase Agreement), then the Escrow Agent shall release Warrants on any one or more occasions in an aggregate amount not to exceed the Eligible Percentage (as defined below) (as of the date of any such notice) as shall be specified in the notice to the Escrow Agent of the amount of Warrants originally placed into escrow pursuant to this Escrow Agreement. Upon the redemption in full of the Notes, and the receipt by the Escrow Agent of written notice in the form of Exhibit B hereto from the Majority Holders, the Escrow Agent shall release Warrants remaining in escrow, to the extent that such Warrants have not been "earned" as set forth in Section 2(b) below, upon such sale or redemption to Holdings. If, upon such redemption, Warrants that have been "earned" but not released shall be released to the holders of the Notes in accordance with Section 2(b) below.

          (b) The "ELIGIBLE PERCENTAGE" with respect to any Warrants to be released from escrow pursuant to this Escrow Agreement on June 30, 2000 (the "FIRST ANNIVERSARY DATE") and on each date after the First Anniversary Date (each such date, including the First Anniversary
          Date, a "RELEASE DATE") set forth under Column A below, until the Notes have been redeemed or repurchased in full, shall be the sum of
          (1) the percentage set forth in Column B below and (2) the cumulative percentage of all Warrants previously "earned" pursuant to clause (1) above on each of the prior dates under Column A that have occurred and that have not been previously released pursuant to this Escrow Agreement. Each holder of Notes shall be entitled to a pro rata share of Warrants equal to the product of (a) the ratio of the aggregate principal amount of all Notes held by such holder at the time of such "earn-in" release to the aggregate principal amount of all Notes then outstanding and (b) the amount of Warrants "earned" pursuant to clauses (1) and (2) above.

                    Once "earned," Warrants remain "earned" and the fully-vested property of the holder of Notes, as the case may be, despite any future payments or redemptions of the Notes.

                         A                          B
                   Release Date                 Percentage
              First Anniversary Date               5.0%
                         91                        5.0%
                        181                       10.0%
                        271                       10.0%
                        361                       12.5%
                        451                       12.5%
                        541                       15.0%
                        631                       15.0%
                        721                       15.0%

                    (c) Holdings will provide, or cause to be provided, to the Escrow Agent all such information as the Escrow Agent may from time to time reasonably request."


               5. COUNTERPARTS. This Amendment be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

               6. ENTIRE AGREEMENT. This Amendment, together with the Securities Purchase Agreement, the Debt Registration Rights Agreement and the Escrow Agreement, and the exhibits and schedules thereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Amendment, together with the Securities Purchase Agreement, the Debt Registration Rights Agreement and the Escrow
Agreement, and the exhibits and schedules thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter. Except to the extent specifically set forth herein, the Securities Purchase Agreement, the Debt Registration Rights Agreement and the Escrow Agreement, shall remain in full force and effect and shall not be deemed amended or superseded in any respect.

               7. INCORPORATION BY REFERENCE. Sections 9.01, 9.02, 9.07, 9.09 and 9.10 of the Securities Purchase Agreement are incorporated herein by reference as if included herein.


                            [Signature Pages Follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers, as of the date first above written.



                                               TRUE TEMPER CORPORATION



                                               By:/s/FRED H. GEYER
                                               Name:Fred H. Geyer
                                               Title:

                                               EMHART, INC.



                                               By:/s/CHARLES E. FENTON
                                               Name:  Charles E. Fenton
                                               Title: Vice President

                                               SNOGA, INC., as Escrow Agent



                                               By:/s/CAMERAN FLEMING
                                               Name:Cameran Fleming
                                               Title: